Exhibit 32.1
CERTIFICATION(1)
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Renee D. Gala, President and Chief Executive Officer of Jazz Pharmaceuticals public limited company (the “Company”), and Philip L. Johnson, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of her/his knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2026

/s/ Renee D. Gala
Renee D. Gala
President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Philip L. Johnson
Philip L. Johnson
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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(1)This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.